                                                                   EXHIBIT 10.1
                                                                   ------------

                           AGREEMENT CONCERNING VOTING

         This Agreement Concerning Voting (as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof, this "Agreement") is entered into by (i) ITC^DeltaCom, Inc. ("ITC^DeltaCom" or the
 ---------                                               ------------
"Company"), (ii) the undersigned holders (each a "Consenting Senior Noteholder")
 -------                                          ----------------------------
of any of the (a) 11% Senior Notes due 2007; (b) 8 7/8% Notes due 2008; (c) 9 3/4% Senior Notes due 2008 (collectively, the "Senior Notes"), and (iii) the
                                               ------------
undersigned holders (each a "Consenting Subordinated Noteholder" and together,
                             ----------------------------------
with the Consenting Senior Noteholders, the "Consenting Securityholders") of the
                                             --------------------------
Company's 4 1/2% Convertible Subordinated Notes due 2006 (the "Subordinated
                                                               ------------
Notes" and, together with the Senior Notes, the "Securities") regarding the
-----                                            ----------
basic terms and conditions of a restructuring of the Company to be accomplished by means of a prenegotiated chapter 11 plan of reorganization of the Company pursuant to chapter 11 of title 11 of the United States Code (the "Bankruptcy
                                                                   ----------
Code").
----

         In consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Consenting Securityholder (collectively, the "Parties"), intending to be legally
                                              -------
bound, agree as follows:

         1.       Restructuring.

         The basic terms and conditions of the restructuring of the indebtedness and equity of the Company (the "Restructuring") as agreed among the parties are set forth in the term sheet attached hereto as Exhibit A (the "Term Sheet"),
                                                               ----------
which is incorporated herein and made a part of this Agreement.

         2. Representations and Warranties: Consenting Securityholder and ITC^DeltaCom Agreements.

                  Each of the Consenting Senior Noteholders represents severally and not jointly to ITC^DeltaCom that it is (i) the sole beneficial owner of the principal amount of Senior Notes entered below next to its signature as of the date hereof and/or the investment advisor or manager for the beneficial owners of such Senior Notes, as indicated on the signature pages below, having the power to vote and dispose of such Senior Notes on behalf of such beneficial owners, and (ii) entitled (for its own account or for the account of other persons claiming through it) to all of the rights and economic benefits of such Senior Notes (any of such Senior Notes, the "Relevant Senior Notes"). Each of
                                             ---------------------
the Consenting Subordinated Noteholders represents severally and not jointly to ITC^DeltaCom that it is (i) the sole beneficial owner of the principal amount of Subordinated Notes entered below next to its signature as of the date hereof and/or the investment advisor or manager for the beneficial owners of such Subordinated Notes, as indicated on the signature pages below, having the power to vote and dispose of such Subordinated Notes on behalf of such beneficial owners, and (ii) entitled (for its own account or for the account of other persons claiming through it) to all of the rights and economic benefits of such Subordinated Notes (any of such Subordinated Notes, the "Relevant
                                                              --------
Subordinated Notes" and, together with the Relevant Senior Notes, the "Relevant
------------------                                                     --------
Securities").
----------

         In addition, each Consenting Securityholder hereby represents and warrants that, as of the date of this Agreement: (i) it has made no prior assignment, sale, participation, grant, conveyance or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant or otherwise transfer, in whole or in part, any portion of its right, title or interests in the Relevant Securities, and it has good title thereto, free and clear of all liens, security interests and other encumbrances of any kind (except to the extent that any of the Relevant Securities are pledged or hypothecated as of the date hereof); (ii) if it is an entity, (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute this Agreement and to consummate the transactions contemplated hereby;
(b) it has full corporate power and authority to execute and deliver and to perform its obligations under this Agreement, and (c) the execution, delivery and performance hereof, and the instruments and documents required to be executed by it in connection herewith have been duly and validly authorized by it and are not in contravention of its organizational documents or any material agreement specifically applicable to it; (iii) it is a sophisticated investor with respect to the transaction described herein with sufficient knowledge and experience in owning and investing in securities similar to the Relevant Securities to evaluate properly the terms and conditions of this Agreement, and it has made its own analysis and decision to enter in this Agreement in reliance upon the representations, warranties and covenants of the other Parties hereto set forth expressly herein; (iv) it is an "accredited investor" within the meaning of Section 2(15) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; and (v) no proceeding, litigation or adversary proceeding before any court, arbitrator or administrative or governmental body is pending against it which would adversely affect its ability to enter into this Agreement or to perform its obligations hereunder.

         ITC^DeltaCom hereby represents and warrants that (i) it is duly organized, validly existing and in good standing under the laws of Delaware, the jurisdiction of its organization with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute this Agreement and to consummate the transactions contemplated hereby;
(ii) it has full corporate power and authority to execute and deliver and to perform its obligations under this Agreement, and the execution, delivery and performance hereof, and the instruments and documents required to be executed by it in connection herewith (a) have been duly and validly authorized by it and
(b) are not in contravention of its organizational documents or any material agreement specifically applicable to it; and (iii) no proceeding, litigation or adversary proceeding before any court, arbitrator or administrative or governmental body is pending against it which would adversely affect its ability to enter into this Agreement or to perform its obligations hereunder.

         Each of the Consenting Securityholders agrees and covenants severally and not jointly to ITC^DeltaCom that, subject to Sections 2 and 3 hereof and subject to receipt by such Consenting Securityholder of, a disclosure statement and other solicitation materials approved by the Bankruptcy Court in respect of the Restructuring that are consistent with the terms of this Agreement and are not inconsistent with any applicable law (it being recognized that this

Agreement shall not constitute an agreement by such Consenting Securityholder to take any step or action that would violate any provision of applicable federal or state securities laws or any other applicable laws, and to the extent any provision hereof shall be construed as constituting such a violation, such provision shall be deemed stricken herefrom and of no force and effect without liability to any of the Parties):

                  (a) in connection with the Company's solicitation of ballots with respect to a plan of reorganization consistent with the terms and conditions of the Term Sheet (the "Plan"), it will, as promptly as
                                            ----
         practicable following the Bankruptcy Court's approval of a disclosure statement, vote (or, with respect to managed accounts, cause to be voted) its claims (the "Claims") in respect of the Relevant Securities
                                 ------
         in favor of the Plan (including, without limitation, the releases provided for therein) by delivering its duly executed and completed ballot in favor of the Plan (and the releases provided for therein) and will not change or withdraw (or cause to be changed or withdrawn) such vote(s); provided, that the terms of the Plan are (i) consistent with
                  --------
         the terms of the Term Sheet and (ii) otherwise reasonably satisfactory to the beneficial holders or representatives of beneficial holders of at least a majority in principal amount of the Securities held by those members of the Unofficial Committee (as defined in Schedule 1) that have, as of the date of determination, entered into an Agreement Concerning Voting substantially identical to the terms of this Agreement (the "Majority Consenting Securityholders") as to any other material terms of the Plan (to the extent that, in the case of this clause (ii), such terms relate to issues or matters not addressed in the Term Sheet);

                  (b) so long as it is the beneficial owner of, and/or investment advisor or manager with respect to, the Relevant Securities, it will not at any time prior to the termination of this Agreement vote (or cause to be voted) in favor of, or otherwise propose, file, support or encourage, directly or indirectly, any workout, restructuring or plan of reorganization concerning the Company other than the Restructuring;

                  (c) it will not sell, transfer, pledge, hypothecate or assign any of the Relevant Securities or any voting or participation or other interest therein during the term of this Agreement except to a purchaser or other entity who agrees prior to such transfer to be bound by all of the terms of this Agreement with respect to the Relevant Securities being transferred to such purchaser, which agreement shall be confirmed in writing (which writing may include a trade confirmation issued by a broker or dealer, acting as principal or as agent for the purchaser, stating that such agreement is a term of such transfer), in which event ITC^DeltaCom shall be deemed to have acknowledged that each of its respective obligations to the Consenting Securityholders hereunder shall be deemed to constitute obligations in favor of such purchaser, and ITC^DeltaCom shall confirm promptly that acknowledgment in writing if requested; provided, however, that the restrictions in this clause (c) shall no longer be applicable on or after the confirmation of the Plan; and

                  (d) it will not (i) object to, delay, impede or take any other action to interfere, directly or indirectly, with the acceptance or implementation of the Plan including commencing any action to oppose or object to the Plan, or (ii) take any action, directly or indirectly, to create an Agreement Termination Event hereunder.

                  ITC^DeltaCom hereby covenants and agrees to as soon as reasonably practicable (a) commence a chapter 11 case, (b) negotiate in good faith a plan consistent with the terms and conditions of the Term Sheet and satisfactory to the Majority Consenting Securityholders and file such plan and related disclosure statement with the Bankruptcy Court, (c) use its best efforts to pursue confirmation of the plan by all available means under Bankruptcy Code section 1129 and (d) subject to its fiduciary duties, not to propose, file, support, encourage, vote for or engage in discussions with any person or entity concerning any restructuring, workout or plan of reorganization other than the Plan.

         3.       Termination of Agreement.

                  Each Consenting Securityholders' obligations hereunder shall terminate upon the occurrence of any Agreement Termination Event (as defined below), unless the occurrence of such Agreement Termination Event is waived in writing by the Majority Consenting Securityholders. In the event a Consenting Securityholder believes that an Agreement Termination Event has occurred such Party shall inform the other Parties to this Agreement in writing within 3 Business Days (as defined in Schedule 1). The failure to provide such notice shall not be deemed to waive an Agreement Termination Event. Notwithstanding the occurrence of an Agreement Termination Event, the Company may seek a waiver of such an event and, upon receipt of the requisite amount of waivers (as set forth above), this Agreement shall be in full force and effect as though the waived Agreement Termination Event never occurred. No waiver shall affect any subsequent Agreement Termination Event or impair any right consequent thereon. If any Agreement Termination Event occurs (and has not been waived) at a time when court permission shall be required for a Consenting Securityholder to change or withdraw (or cause to be changed or withdrawn) its vote(s) in favor of the Plan, ITC^DeltaCom and the other Parties to this Agreement shall not, subject to their fiduciary duties if any, in connection therewith, oppose any attempt by such Consenting Securityholder to change or withdraw (or cause to be changed or withdrawn) such vote(s) at such time.

                  For the purposes hereof an "Agreement Termination Event" shall
                                              ---------------------------
mean any of the following:

                  (a) the filing of a petition under the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware in respect of ITC^DeltaCom shall not have occurred on or before June 28, 2002;

                  (b) the filing of the Plan and a disclosure statement each in a form reasonably acceptable to the Majority Consenting Securityholders in support of the Plan shall not have occurred on or before July 28, 2002;

                  (c) a disclosure statement in support of the Plan in a form reasonably acceptable to the Majority Consenting Securityholders shall not have been approved by the court on or before September 15, 2002;

                  (d) the Plan in a form reasonably acceptable to the Majority Consenting Securityholders shall not have been confirmed by the Bankruptcy Court on or before October 28, 2002;

                  (e) the effective date of the Plan shall not have occurred on or before November 28, 2002;

                  (f) ITC^DeltaCom files a plan or solicits votes on a chapter 11 plan of reorganization of the Company on terms that are not consistent with the terms described on the Term Sheet;

                  (g) ITC^DeltaCom shall have disclaimed publicly in writing its intention to pursue the Restructuring or otherwise breached this Agreement or the Term Sheet;

                  (h) the chapter 11 bankruptcy case(s) of the Company is(are) converted to chapter 7 case(s) and such conversion order is not stayed or vacated within 10 days of entry;

                  (i) there occurs any material change in the terms or feasibility of the Restructuring that materially and adversely affects the holders of the Securities not previously consented to by the Majority Consenting Securityholders (including, without limitation, the equity investment of $30 million contemplated by the Term Sheet not being committed in writing in a form satisfactory to the Majority Consenting Securityholders);

                  (j) the entry of an order dismissing the Company's chapter 11 case(s) which order is not stayed or vacated within 10 days;

                  (k) ITC^DeltaCom shall have filed any motion or pleading, or otherwise shall have brought any action or proceeding challenging or objecting to the Relevant Securities or any claims of the Consenting Securityholders with respect thereto, or otherwise seeking any recovery from, or injunctive relief against, a Consenting Securityholder relating to such holder's Relevant Securities (other than with respect to actual or alleged breaches of this Agreement or any confidentiality agreement with the Company by such Consenting Securityholder); or

                  (l) an examiner with enlarged powers relating to the operation of the Company's business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code, or a trustee under Section 1104 of the Bankruptcy Code, shall have been appointed in the Company's Chapter 11 bankruptcy case(s), and such order is not stayed or vacated within 10 days of entry.

                  The Consenting Securityholders shall have no liability to ITC^DeltaCom or each other in respect of any termination of this Agreement in accordance with the terms hereof.

         4.       Conditions.

         In addition to the provisions of paragraph 3 above with respect to the Agreement Termination Events, the respective obligations of each Consenting Securityholder and ITC^DeltaCom consummate each of the transactions contemplated by the Restructuring are also subject to the satisfaction of each of the following conditions:

                  (a) negotiation, preparation and execution of mutually satisfactory definitive transaction agreements and other documents incorporating the terms and conditions of each of the transactions contemplated by the Restructuring set forth herein and such other terms and conditions as the Parties may reasonably require; and

                  (b) all authorizations, consents and regulatory approval required, if any, in connection with the consummation of the transactions contemplated by the Restructuring and the continuation of ITC^DeltaCom businesses as currently constituted shall have been obtained.

         5.       Several and Not Joint.

         Notwithstanding anything herein to the contrary, or any document or instrument executed and delivered in connection herewith, the Parties hereto agree that the representations, warranties, obligations, liabilities and indemnities of each Consenting Securityholder hereunder shall be several and not joint, and no Consenting Securityholder shall have any liability hereunder for any breach by any other Consenting Securityholder of any obligation of such set forth herein.

         6.       Publicity.

         This Agreement and each of the transactions contemplated by the Restructuring shall be kept confidential until the Parties agree upon the language and timing of a press release to be issued by ITC^DeltaCom.

         7.       Further Acquisition of Securities.

                  This Agreement shall in no way be construed to preclude the Consenting Securityholders from acquiring additional Securities. However, any such additional Securities so acquired shall automatically be deemed to be Relevant Securities and to be subject to all of the terms of this Agreement. This Agreement shall in no way be construed to preclude the Consenting Securityholders from acquiring any other securities of ITC^DeltaCom. However, the Consenting Securityholders agree that subject to their receipt of solicitation materials in respect of the Plan that are consistent with the Term Sheet and with the terms of this Agreement and are not inconsistent with any applicable law, they will vote (or cause to be voted) any such additional securities in favor of the Plan, and not change or withdraw (or cause to be changed or withdrawn) such vote(s), for so long as this Agreement remains in effect.

         8.       Amendments.

                  This Agreement may not be modified, amended or supplemented except in writing signed by each of the Parties.

         9.       Impact of Appointment to Creditors' Committee.

                  Notwithstanding anything herein to the contrary, in the event that any Consenting Securityholder is appointed to and serves on a committee of creditors in the Company's chapter 11 cases, the terms of this Agreement shall not be construed so as to limit such Consenting

Securityholder's exercise in its sole discretion of its fiduciary duties to any person arising from its serving on that committee of creditors, and any such exercise in the sole discretion of such Consenting Securityholder of such fiduciary duties arising from its serving on that committee of creditors shall not be deemed to constitute a breach of the terms of this Agreement (but the fact of such service on such committee shall not otherwise affect the continuing validity or enforceability of this Agreement). The foregoing shall not modify or limit the obligations of Consenting Securityholders to vote their individual holdings of Securities and take the other actions required under this Agreement.

         10.      Governing Law; Jurisdiction; Service of Process.

                  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in any Federal or State court in the Borough of Manhattan, the City of New York, for that purpose only, and, by execution and delivery of this Agreement, each of the Parties hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to New York jurisdiction, upon the commencement of the Company's chapter 11 cases, the Parties agree that the United States Bankruptcy Court for the District of Delaware shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement, and that they shall not seek to enforce any such agreements in any other court. In the event any such action, suit or proceeding is commenced, the Parties hereby agree and consent that service of process may be made, and personal jurisdiction over any Party hereto in any such action, suit or proceeding may be obtained, by service of a copy of the summons, complaint and other pleadings required to commence such action, suit or proceeding upon the Party at the address of such Party set forth in Section 18 hereof, unless another address has been designated by such Party in a notice given to the other Parties in accordance with Section 18 hereof.

         11.      Specific Performance.

                  It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party (other than a breach of Section 12 hereof) and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach.

         12.      Fees and Expenses.

                  If any Party brings an action against any other Party based upon a breach by the other Party of its obligations under this Agreement, the prevailing Party shall be entitled to all reasonable expenses incurred, including reasonable attorneys' fees and expenses.

         13.      Survival.

                  Notwithstanding the sale of Relevant Securities in accordance with Section 2(c) hereof or the termination of a Consenting Securityholder's obligations hereunder in accordance with Section 3 hereof, the agreements and obligations of ITC^Deltacom in Sections 10-13 hereof shall survive such termination and shall continue in full force and effect for the benefit of the Consenting Securityholders in accordance with the terms hereof.

         14.      Headings.

                  The headings of the Sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

         15.      Binding Agreement; Successors and Assigns.

                  This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives. The agreements, representations and obligations of the Consenting Securityholders under this Agreement are several and not joint in all respects.

         16.      Prior Negotiations.

                  This Agreement and the Term Sheet supersede all prior negotiations with respect to the subject matter hereof.

         17.      Counterparts.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

         18.      Notices.

                  All demands, notices, requests, consents, and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered by courier service, messenger, or telecopy at, or on the fifth day after deposited in the mails, by certified or registered mail, postage prepaid - return receipt requested, to the following addresses, or such other addresses as may be furnished hereafter by notice in writing, to the following
Parties:

                  (a)      if to ITC^Deltacom, to:

                           1791 O.G. Skinner Drive
                           West Point, GA  31833
                           Telecopy:  706-385-8801

                           with a copy to:

                           Latham & Watkins
                           885 Third Avenue, Suite 1000

                           New York, New York  10022
                           Attention:  Martin Flics, Esq.
                           Telecopy:  (212) 751-4864

                  (b)      if to any Consenting Senior Noteholder, to:

                           such Consenting Senior Noteholder at the address shown for such holder on the applicable signature page hereto, to the attention of the person who has signed this Agreement on behalf of such holder with a copy to:

                           Fried Frank Harris Shriver & Jacobson
                           One New York Plaza
                           New York, NY  10004
                           Attention:  George B. South, Esq.
                           Telecopy:  (212) 859-8583

                  (c)      if to any Consenting Subordinated Noteholder, to:

                           such Consenting Subordinated Noteholder at the address shown for such holder on the applicable signature page hereto, to the attention of the person who has signed this Agreement on behalf of such holder.

                           with a copy to:

                           Fried Frank Harris Shriver & Jacobson
                           One New York Plaza
                           New York, NY  10004
                           Attention:  George B. South, Esq.
                           Telecopy:  (212) 859-8583

         19.      Further Assurances.

                  Each of the Parties hereto agrees to execute and deliver, or to cause to be executed and delivered, all such instruments, and to take all such action as the other Parties may reasonably request in order to effectuate the intent and purposes of, and to carry out the terms of, this Agreement.

            [Remainder of page is blank; next page is signature page]

                  IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date set forth below.

Dated:  June __, 2002

                                          ITC^DELTACOM, INC.
                                          1791 O.G. Skinner Drive
                                          West Point, GA 31833
                                          Telecopy:  706-385-8801

                                         By: __________________________________
                                             Name:
                                             Title:

CONSENTING SENIOR NOTEHOLDERS:
-----------------------------

                                          [PARTY NAME]
                                          Address:
                                          City:
                                          Telecopy:

11% Senior Notes Due 2007                 By:__________________________________
Principal Amount $___________             Name:
8?% Senior Notes due 2008                 Title:
Principal Amount $___________             [ ] beneficial owner
9 3/4% Senior Notes Due 2008              [ ] investment advisor or manager
Principal Amount $___________

CONSENTING SUBORDINATED NOTEHOLDER

                                          [PARTY NAME]
                                          Address:
                                          City:
                                          Telecopy:

Principal amount: $_____________          By:__________________________________
                                          Name:
                                          Title:
                                          [ ] beneficial owner
                                          [ ] investment advisor or manager

                                                       -----------------------
                                                                     Exhibit A
                                                                     ---------


abcd                                           STRICTLY PRIVATE AND CONFIDENTIAL

Discussion Materials

ITC^DeltaCom, Inc. Term Sheet

For Discussion Purposes Only

6/25/02

This Proposed Summary of Terms and Conditions (this "Term Sheet") sets forth the terms and conditions of the financial restructuring of ITC^DeltaCom, Inc. ("ITC"). This Term Sheet and the information contained herein is for discussion purposes only, is non-binding, and is provided without prejudice to any and all rights, claims, interests and defenses of the unofficial committee of noteholders of ITC (the "Committee") and shall be governed in all respects by Rule 408 of the Federal Rules of Evidence and any and all similar and applicable rules and statutory provisions governing the non-admissibility of settlement discussions.

--------------------------------------------------------------------------------

Contents
--------------------------------------------------------------------------------

section 1  New Convertible Preferred Investment Term Sheet_______________________________1
section 2  Transaction Overview__________________________________________________________5
section 3  Pro Forma Capitalization and Recovery Analysis_______________________________11

abcd

--------------------------------------------------------------------------------

New Convertible Preferred Investment Term Sheet

--------------------------------------------------------------------------------

SECTION 1

--------------------------------------------------------------------------------

Proposed Term Sheet--New Convertible Preferred Term Sheet

For Discussion Purposes Only
----------------------------------------------------------------------------------------------------------------------------------
Issuer:                          Reorganized ITC^DeltaCom, Inc. ("Reorganized ITC"), the successor to ITC

Issue:                           Series A Convertible Preferred Stock (the "Convertible Preferred Stock")

Purchasers:                      SCANA Corporation, certain stockholders of ITC Holding Company, Inc. and other qualified investors (collectively, the "New Investors")

Gross Proceeds:                  $30.0 million

Liquidation Preference:          $30.0 million

Number of shares:                300,000 shares/1/

Liquidation Preference per
share:                           $100

Ranking:                         Junior to all Bank Indebtedness and other obligations of the Company and its subsidiaries.
                                 Senior in liquidation preference and dividends to common stock.

Mandatory Redemption:            10 years

Dividend:                        8.0%, payable quarterly. Dividends shall accrue and be cumulative from the date of issuance of the shares. Payable in-kind (PIK) for the entire period or in cash at the Company's option.

Optional Redemption:             Non-redeemable by Reorganized ITC
                                 for 3 years, except in connection with a merger
                                 or sale transaction at a redemption price of
                                 110% of liquidation preference. Redeemable
                                 thereafter at the option of Reorganized ITC at
                                 any time with 30 days notice at a redemption
                                 price of 100% of liquidation preference.

Conversion:                      Pre-money equity value of $255.7 million. As of
                                 the effective date of the transaction (the
                                 "Effective Date"), $30.0 million liquidation
                                 preference of Convertible Preferred Stock, on
                                 an as converted basis, will represent 10.5% of
                                 primary equity or 10,500,000 shares.

Voting Rights:                   One vote per common share into which preferred could convert.

Board Representation:            Two board of director seats out of seven on the New Board of Directors (as defined below).

Warrants:                        Warrants, which collectively represent 2.0%/2/ of the fully diluted equity of Reorganized ITC (as defined on the attached Warrant Term Sheet).

Rights Offering:                 Prior to the Effective Date, ITC Common and Preferred Stockholders will have the ability to purchase the Convertible Preferred Stock, together with the Warrants, on a pro rata basis, thereby reducing the amounts purchased by the New Investors on a dollar for dollar basis.

----------------------------------
/1/  The actual number of total shares of New Common Stock to be issued by the
     Reorganized ITC may need to be adjusted downward in consideration of
     NASDAQ's minimum listing requirements.
/2/  Before the exercise of Warrants given to ITC Preferred and Common
     Stockholders and warrants to be given to management.

================================================================================

                                       2

Backstop Consideration:          In consideration for providing the Convertible Preferred Stock commitment, the New Investors will receive shares of New Common Stock which represent 2.0% of the reorganized primary equity of
                                 Reorganized ITC.

Releases:                        It shall be a condition to the obligation to purchase the Convertible Preferred Stock that at least 51% of the Noteholders (as defined below) (by aggregate principal amount of Senior Notes and Convertible Notes (collectively, the "Notes") outstanding) are bound by the terms of the release set forth on page 7 hereof.

================================================================================

Proposed Term Sheet -- Warrants

For Discussion Purposes Only

----------------------------------------------------------------------------------------------------------------------------------
Issuer:                          Reorganized ITC^DeltaCom, Inc. ("Reorganized ITC"), the successor to ITC.

Description:                     Warrants to purchase common stock of Reorganized ITC. (the "Warrants")

Amount:                          Warrants, which collectively represent 2.0%/3/ of the fully diluted equity of Reorganized ITC.

Warrant Strike Price:            Post money equity value of $255.7  million (Pre money TEV of $420 million).

Duration of Warrants:            Five years from the Effective Date.

Dilution Protection:             Typical for these circumstances.

Use of Proceeds:                 General Corporate Purposes.
----------------------------------------------------------------------------------------------------------------------------------

/3/  Before the exercise of Warrants given to ITC Preferred and Common
     Stockholders and warrants to be given to management.

================================================================================

                                       4

Transaction Overview

--------------------------------------------------------------------------------
SECTION 2

--------------------------------------------------------------------------------

Transaction Overview

Reorganization Plan (For Discussion Purposes Only)

Bank Debt:                             Remain unimpaired, subject to further discussion. Any modification to the terms of the
                                       Bank Debt will be reasonably acceptable to the Unofficial Committee of Noteholders.

Capital Leases:                        Unimpaired, subject to mutually agreeable reductions.

                                       In contemplation of and in association with raising $30.0 million of new Convertible
                                       Preferred Stock (the following equity ownership percentages of Reorganized ITC reflect the conversion of the Convertible Preferred Stock into New Common Stock):

Senior Notes / Convertible
Notes:                                 (i) Existing Senior Notes: Holders ("Senior Noteholders") of the ITC 11% Senior Notes due
                                       2007; 87/8% Senior Notes due 2008; and 9 3/4% Senior Notes due 2008 will collectively receive 81.5% of the reorganized primary equity (81.5 million pro forma primary shares);

                                       (ii) Existing Convertible Notes: Holders ("Convertible Noteholders", and together with the
                                       Senior Noteholders, the "Noteholders") of ITC's 4 1/2% Convertible Subordinated Notes, due
                                       2006 will collectively receive 5% of the reorganized primary equity (5 million pro forma primary shares).

Preferred Stock/Common                (i)    existing holders of ITC's preferred stock and common stock will collectively
Stock:                                 receive 1.0% of the reorganized primary equity (1 million pro forma primary shares);

New Investors:                         (ii)  the New Investors of the Convertible Preferred Stock will collectively receive 10.5%
                                       of the fully diluted reorganized equity upon conversion into New Common Stock but before the exercise of warrants and management options (10.5 million pro forma primary shares). In addition, the New Investors will receive warrants representing 2.0% of the fully diluted reorganized equity (subject to further dilution for management stock grants and options)
                                       (the "Warrants" - See attached term sheet);
                                       (iii) in consideration for providing the Convertible Preferred Stock commitment, the New
                                       Investors will collectively receive 2.0% of the primary equity (2 million pro forma primary shares).

Minimum Consent Condition:             Upon consent by Noteholders representing at least 50.0% of the aggregate accreted principal amount of ITC's outstanding Notes of this term sheet prior to June 25, 2002, the Company will accept this

================================================================================

                                       proposal in lieu of any outstanding plan and embody this proposal in a plan of reorganization (it being expressly agreed and understood among the parties that, for purposes of calculating the 50.0% threshold, any and all Senior Notes held by the
                                       Company, or any of its subsidiaries or affiliates, will be deemed to have consented to this term sheet). All parties obligations pursuant to this term sheet are conditioned upon confirmation of the plan outlined herein.

Release                                Upon the Effective Date, in consideration for the Convertible Preferred Stock commitment and their performance thereunder, ITC Holding Company, Inc., SCANA Corporation and their respective officers, directors, employees and affiliates will be released by the holders of not less than 51% in principal amount of the Notes, ITC and Reorganized ITC from any and all liabilities or claims, including, without limitation, claims arising under or in connection with the Investment Agreement dated as of February 27, 2001 by and between ITC and ITC Holding Company, Inc. as amended. The Plan will also provide for customary releases by ITC, Reorganized ITC and the Noteholders of the current and former officers and directors of ITC, ITC's representatives (including any attorney, financial advisors, investment banks or other professional), members of the Unofficial Committee of Noteholders and their representatives (including any attorney, financial advisors, investment banker or other professional).

Registration Rights                    The Plan will provide that:
                                         -      (i) the holders of the Reorganized ITC Common Stock will be entitled to three (3)
                                                demand rights and unlimited piggyback rights for the resale thereof, subject to customary limitations;

                                         -      (ii) on the Effective Date, the holders of the Reorganized ITC Common Stock will enter into registration rights agreements with Reorganized ITC on terms and conditions satisfactory to the Committee;

                                         -      (iii) as of the Effective Date, Reorganized ITC will be registered under the
                                                Securities Exchange Act of 1934, as amended;

                                         -      (iv) Within 30 days after the Effective Date, Reorganized ITC will file a "shelf"
                                                registration statement with respect to the Reorganized ITC Common Stock and will use its reasonable best efforts to have the shelf registration declared effective as soon as practicable thereafter;;

                                         -      (v) Reorganized ITC will supplement or amend such shelf registration statements to keep it effective for a period of three years (plus any suspension periods); and

                                         -      (vi) as of the Effective Date, Reorganized ITC will use its reasonable best efforts to cause Reorganized ITC's New Common Stock to be listed on a registered securities exchange or include them for quotation on the NASDAQ National Market
                                                System.
----------------------------------------------------------------------------------------------------------------------------------

================================================================================

Transaction Overview (continued)
----------------------------------------------------------------------------------------------------------------------------------
Reduction of Capital Lease           The Company will use its reasonable best efforts to reduce its capital lease obligations
Obligations:                         arising prior to December 31, 2004; negotiations are currently under discussion, but no assurance can be provided that these reductions will occur.

Board of Directors:                  On the Effective Date of the Plan, the terms of the board of directors for ITC will cease.
                                     The Plan and the certificate of incorporation of Reorganized ITC will provide for a new board of directors consisting of seven (7) members (the "New Board of Directors"). Noteholders will select two independent Directors, as well as two additional Directors, the New Investors will select two Directors and the Chairman and CEO of Reorganized ITC will also serve as a
                                     Director.

Management Incentive Plan:           The new Board of Directors will develop and implement a suitable Management Incentive Plan.
                                     The Management Incentive Plan will include (i) a restricted stock plan of 2.0 million shares
                                     (2%) of New Common Stock (the "Restricted Stock Plan"), which shall be awarded by the board of the Reorganized ITC on the Effective Date or as soon as practicable thereafter, and (ii)
                                     an employee option allocation plan of 7.0 million shares (7%) of New Common Stock (the
                                     "Employee Option Plan"). Under the Employee Option Plan, options will be granted as follows:

                                        -     Options for 4.0 million shares will be awarded by the new Board of Directors on the
                                              Effective Date or as soon as practicable thereafter, with the exercise prices set as follows:

                                        -        1/3 based upon 100% of post-money equity value of $285.7 million (the "Post-Money
                                                 Value");

                                        -        1/3 based upon 115% of Post-Money Value; and

                                        -        1/3 based upon 130% of Post-Money Value

                                        -     Options for 3.0 million shares will be reserved and granted in the new Board of
                                              Directors' discretion, following the Effective Date.

                                       -      Options and Restricted Stock initially issued under the Plan will vest 1/3 on grant date; 1/3 on the 1st anniversary of grant date and 1/3 on the 2nd anniversary of grant date.

Management Retention Plan:           The old Board of Directors will approve a Management Retention Plan that will provide for
                                     Termination
                                     Without Cause protection to the top executives of the Company on agreed upon terms as listed below:
                                       -      President and CEO - See attached agreement

================================================================================

                                       -      Senior Vice Presidents (5 in number) - See attached agreement
                                       -      Vice Presidents (22 in number) - Agreed upon severance policy

                                     The agreements for the CEO, President and Senior Vice-Presidents will contain change of control provisions providing for a "double trigger"- with full vesting of equity awards upon termination without cause or for good reason within 12 months after a change in control.

Professional Fees                    Pursuant to the respective engagement letters of the Committee's legal advisors Fried, Frank,
                                     Harris, Shriver & Jacobson ("Fried Frank"), and financial advisors, Chanin Capital Partners,
                                     LLC ("Chanin"), ITC shall pay any and all accrued pre-petition fees and expenses incurred by such professionals prior to the commencement of any Chapter 11 filing by ITC. The plan of reorganization shall provide, as part of the distributions to the bondholders, for the payment of the fees and expenses of Fried Frank and Chanin incurred during the chapter 11 case on the Effective Date of the Plan.

General Provisions                   The certificate of incorporation and the by-laws of Reorganized ITC will contain those terms and conditions that are reasonably satisfactory to the Committee. Under the certificate of incorporation of Reorganized ITC, there will be no less than one hundred
                                     (100)  million shares of New Common Stock authorized, and all shares of New Common Stock will have equal rights on voting and distributions. Other matters with respect to corporate governance, representations, warranties and covenants by Reorganized ITC and rights of, and obligations of Reorganized ITC to, the holders of New Common Stock will be determined by, and shall be on terms reasonably satisfactory to, the Committee.
----------------------------------------------------------------------------------------------------------------------------------

================================================================================


Transaction Overview (Chapter 11 Plan)

For Discussion Purposes Only
--------------------------------------------------------------------------------
Implementation:                  All of the documentation relating to the
                                 restructuring or the transactions described
                                 herein, including, without limitation, the Plan
                                 and related Disclosure Statement, shall be
                                 acceptable to the Committee in all respects.

Administrative Expenses          All allowed administrative expenses of ITC will
of ITC:                          be paid in full in cash on the Effective
                                 Date, except for those administrative expenses
                                 which are due following the Effective Date and
                                 which shall be paid on the due date or dates
                                 thereof in accordance with their stated terms.

Priority Tax Claims              Holders of allowed priority tax claims against
Against ITC:                     ITC will receive, on account of such claims,
                                 deferred cash payments, over a period not
                                 exceeding six years after the date of
                                 assessment of such claims, having a value, as
                                 of the Effective Date, equal to the allowed
                                 amount of such claims or receive such other
                                 treatment as may be agreed upon among ITC, the
                                 Committee and the holders of such allowed
                                 priority tax claims.

Priority Non-Tax Claims          Allowed priority non-tax claims against ITC
Against ITC:                     will be paid in full in cash on the Effective
                                 Date or otherwise treated in accordance with
                                 section 1129(a)(9)(B) of the Bankruptcy Code.

Claims of ITC:                   The Plan will provide that, on the Effective
                                 Date, any and all claims of ITC (other than
                                 those claims expressly released under the Plan
                                 and approved by final order of the bankruptcy
                                 court) against any person or entity of every
                                 kind and nature will vest in Reorganized ITC
                                 for the benefit of the holders of the New
                                 Common Stock and will be prosecuted and
                                 administered by the officers and other
                                 management of Reorganized ITC, at the direction
                                 of the New Board of Directors of Reorganized
                                 ITC.

General Conditions:              The Plan will contain usual and customary
                                 conditions precedent to confirmation of the
                                 Plan and the Effective Date, including the
                                 receipt of all necessary regulatory and other
                                 governmental approvals.

Other Unsecured Creditors:       Unimpaired.
--------------------------------------------------------------------------------

================================================================================

Pro Forma Capitalization and Recovery Analysis

--------------------------------------------------------------------------------
SECTION 3

================================================================================

Pro Forma Capitalization -- US$30 Million Investment

=======================================================================================================
($ in millions)                       Estimated
                                        Book                                          Cum. Net Debt /
                                        value           Net           Pro Forma        LTM EBITDA
                                       9/30/02       Adjustments       9/30/02          of $63.9
                                     ----------     -------------     -----------      -----------
Cash                                    $ 11.5/1/        $   3.5/2/       $ 15.0
                                     ==========                       ===========

Senior Secured Credit Facility          $155.6               0.0          $155.6             2.2x
Capital Lease Obligation                  49.4             (10.7)           38.7             2.8x
11.0% Senior Notes due 2007              130.0            (130.0)            0.0             2.8x
8.875% Senior Notes due 2008             160.0            (160.0)            0.0             2.8x
9.75% Senior Notes due 2008              125.0            (125.0)            0.0             2.8x
4.5% Convertible Sub. Notes due 2006     100.0            (100.0)            0.0             2.8x
                                     ----------                       -----------
  Total Debt                             720.0                             194.3             2.8x

Series B Preferred Equity                 73.3             (73.3)            0.0
New Convertible Preferred Equity           0.0              30.0            30.0
Common Equity                           (112.2)            351.6/3/        239.3
                                     ----------                       -----------
  Total Capitalization                  $681.1                            $463.7
                                     ==========                       ===========
Annual Interest Expense                 $ 56.0                            $ 10.9
LTM EBITDA/Interest Expense                1.1x                              5.9x

================================================================================

NOTE:
/1/ Assumes 2002 interest payment on Senior Notes is not paid
/2/ Assumes $30.0 million new convertible preferred investment, $9.5 million restructuring expenses, and capital lease payments
/3/ Adjusted to reflect fresh-start accounting

================================================================================

                                       12

Recovery Analysis - US$30 Million Investment
--------------------------------------------------------------------------------

                                                    --------------------------------  --------------------------------------------
                                                             Recovery Components                          Equity%
                                                    --------------------------------  --------------------------------------------

                                          Claim        Cash        Debt     Equity /(1)/   Common /(1)/  Warrants   Fully-Diluted
                                        ---------    --------    --------  ---------      --------     -----------  --------------
Senior Secured Credit Facility            155.6           -        155.6          -            -              -              -

Capital Leases                             49.4        17.0         38.7          -            -              -              -

Senior/Convertible Note Holders           515.0           -            -      247.1         86.5%             -           84.4%

Existing Preferred and Common              73.3                                 2.9          1.0%           0.0%           1.0%

New Investor                                0.0           -            -       30.0/(2)/    10.5%/(3)/      2.0%/(2)/     12.3%

Allocable Equity                            0.0           -            -        5.7          2.0%/(2)/      0.0%           2.0%

Management                                  0.0           -            -          -            -              -              -

                                        ---------    --------    --------  ---------      --------     -----------  --------------
Total                                     793.3        17.0        194.3      285.7        100.0%           2.0%          100.0%
                                        =========    ========    ========  =========      ========     ===========  ==============

NOTE:
/(1)/  Represents full equity value before the exercise of warrants.
/(2)/  In addition to the $30.0 million convertible preferred the new Investor will receive 2.0% of warrants struck at on enterprise value of $420.0 million and 2.0% common equity.
/(3)/  Assumes new convertible preferred is converted to common.
--------------------------------------------------------------------------------
================================================================================

                                      13

                                                        ------------------------

                                     FORM OF
                                     -------
                  EXECUTIVE EMPLOYMENT AND RETENTION AGREEMENT
                  --------------------------------------------

                  THIS EXECUTIVE EMPLOYMENT AND RETENTION AGREEMENT (this "Agreement") is dated as of __, 2002 [date of court order approving Agreement], by and between ITC/\DeltaCom, Inc., a Delaware corporation with its principal place of business at 1791 O.G. Skinner Drive, West Point, Georgia, 31833 (the "Company"), and __________________________________ (the "Executive"), with a residence at ___________________________________________________.

                                    Recitals

         A. The Executive is currently employed as [title] of the Company.

         B. The Company intends to file a petition with the United States District Court for the District of Delaware (the "Bankruptcy Court") on June __, 2002 (the "Filing Date") for reorganization under Chapter 11 of title 11 of the United States Code (the "Bankruptcy Code").

         C. The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company will benefit from the continued services of the Executive during the pendency of the proceedings under the Bankruptcy Code to which the Company will be subject (the "Reorganization Proceedings") and following the Bankruptcy Court's confirmation of a plan of reorganization (the "Plan of Reorganization") with respect to the Company.

         D. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by the Reorganization Proceedings and to encourage the Executive's full attention and dedication to the Company during the Reorganization Proceedings and following confirmation of the Plan of Reorganization, and to provide the Executive with compensation and benefits arrangements which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations.

         E. In order to accomplish the foregoing objectives, the Board has caused the Company to enter into this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                  1. Employment Period. The Company hereby agrees to continue
                     -----------------
the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, commencing on the date of this Agreement (the "Effective Date") and ending on the third anniversary of the Effective Date, unless sooner terminated in
                             --------------
accordance with the provisions of Section 4. The three-year period described in the immediately preceding sentence shall hereinafter be referred to as the "Initial Term." On the first anniversary of the Effective Date, and on each
 ------------
subsequent anniversary of the Effective Date (each anniversary of the Effective Date, a "Renewal Date"), the term of this Agreement shall automatically be
         ------------
extended for successive one-year periods (each such one-year period, an "Extension Period") unless either the Company or the Executive provides written
 ----------------
notice to the other party not later than 60 days before the applicable Renewal Date of the notifying party's intention to terminate this Agreement at the end of the Initial Term or the current Extension Period, as the case may be. The Initial Term and any applicable Extension Periods are hereinafter referred to collectively as the "Employment Period."
                     -----------------

         2.       Position and Duties.
                  -------------------

                  2.1 Position. During the Employment Period, (i) the
                      --------
Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the period commencing on January 1, 2002 and ending on the date immediately preceding the Filing Date (the "Pre-Filing Period") and (ii) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Filing Date or any office or location less than 35 miles from such location.

                  2.2 Duties. During the Employment Period, and excluding any
                      ------
periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote all attention and time during normal business hours to the business and affairs of the Company necessary and appropriate to discharge the responsibilities assigned to the Executive hereunder and, to the extent necessary and appropriate to discharge such responsibilities, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period, it shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions and

(iii) manage personal investments, so long as such activities do not interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. To the extent that any such activities have been conducted by the Executive and disclosed to the Board prior to the date of this Agreement, the continued conduct of such activities, or the conduct of activities similar in nature and scope thereto, thereafter shall not be deemed to interfere with the performance of the Executive's responsibilities to the Company.

         3.       Compensation.
                  ------------

                  3.1 Base Salary. During the Employment Period, the Company
                      -----------
shall pay the Executive a minimum base salary per annum equal to the Executive's annual base salary in effect for fiscal 2002 immediately before the Filing Date (the "Base Salary"), which shall be payable in accordance with the Company's
      -----------
payroll procedure in effect or as hereinafter amended from time to time, but not less frequently than monthly. During the Employment Period, the Base Salary shall be reviewed at least annually and, except as expressly provided in Section 4.5, shall not be decreased. Any increase in the Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. The Base Salary shall not be reduced after any such increase, and the term "Base Salary" as used in this Agreement shall refer to the Base Salary as so increased.

                  3.2 Annual Bonus. In addition to the Base Salary, the
                      ------------
Executive shall be provided, for each fiscal year ending during the Employment Period, a bonus opportunity in cash and stock-based incentives at least equal to the Executive's maximum bonus opportunity in effect for fiscal 2002 immediately before the Filing Date (the "Annual Bonus"). Unless the Executive shall elect to
                             ------------
defer the receipt of such Annual Bonus, each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, or on such other basis as the Company and the Executive may agree.

                  3.3      Benefits.
                           --------

                  (a) Savings and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its subsidiaries, but in no event shall such plans, practices, policies and programs provide the Executive with savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its subsidiaries for the Executive under such plans, practices, policies and programs as in effect at any time during the Pre-Filing Period or, if more favorable to the Executive, those provided generally at any time after the Filing Date to other peer executives of the Company and its subsidiaries.

                  (b) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible to participate in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its subsidiaries (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its subsidiaries, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the Pre-Filing Period or, if more favorable to the Executive, those provided generally at any time after the Filing Date to other peer executives of the Company and its subsidiaries.

                  (c) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company.

                  (d) Fringe Benefits. During the Employment Period, the Executive shall be entitled to fringe benefits, including, without limitation, tax and financial planning services, payment of club dues, expenses of attendance by the Executive and his spouse at industry conferences, use of an automobile, and payment of related expenses, in accordance with the most favorable plans, practices, programs and policies of the Company and its subsidiaries in effect for the Executive at any time during the Pre-Filing Period or, if more favorable to the Executive, as in effect generally at any time after the Filing Date with respect to other peer executives of the Company and its subsidiaries.

                  (e) Vacation. During the Employment Period, the Executive shall be entitled to [vacation in accordance with the Company's policy in effect from time to time] [for the Chief Executive Officer only: at least four weeks of paid vacation per calendar year]. The Executive shall have the right to accrue and carry forward unused vacation.


         4.       Termination of Employment.
                  -------------------------

                  4.1 Termination Upon Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If by virtue of ill health or other disability, the Executive is unable during the Employment Period to perform substantially and continuously the duties assigned to him for a period in excess of six consecutive months or six non-consecutive months out of any consecutive twelve-month period ("Disability"), the Company shall have the right, on not less than 30 days notice, to terminate the employment of the Executive upon notice in writing to the Executive, provided that, within 30 days after his receipt of such notice, the Executive shall not have resumed full-time performance of the Executive's duties.

                  4.2 Termination by the Company for Cause. At any time during the Employment Period after the occurrence of an event constituting Cause (as defined below in this Section 4.2), the Company may terminate the Executive's employment hereunder in accordance with the procedures described below in this
Section 4.2. For purposes of this Agreement, "Cause" shall mean:

                           (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties;

                           (ii) conviction of the Executive of, or a plea by the Executive of nolo contendere to, a felony or to
                             ---------------
         any criminal violation involving dishonesty, fraud or breach of trust;
         or

                           (iii) willful misconduct by the Executive which is injurious to the Company or any of its subsidiaries.

For purposes of this Section 4.2, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board (not including the Chief Executive Officer of the Company) at a meeting of the Board called and held for such purpose (after reasonable notice of such purpose is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive has engaged in the conduct described in subparagraph (i) (ii) or (iii) above, and specifying the particulars thereof in detail. If the Executive is a member of the Board, the Executive shall recuse himself or herself from the deliberations and vote of the Board with respect to such matter.

                  4.3 Other Termination by the Company. Notwithstanding anything contained herein to the contrary (including, without limitation, the provisions of Section 1), the Company may terminate the Executive's employment for any reason, or for no reason, at any time during the Employment Period upon written notice of termination. In the event of such termination, the Company shall notify the Executive of the date of termination, which date may be at any time up to and including six months following the date of written notice of termination. The Executive shall continue to perform his duties hereunder through the date of termination determined by the Company.

                  4.4 Other Termination by the Executive. Notwithstanding anything contained herein to the contrary (including, without limitation, the provisions of Section 1), the Executive may terminate the Executive's employment hereunder for any reason, or for no reason, at any time during the Employment Period upon written notice given not less than 90 days prior to the date of termination of employment.

                  4.5 Termination for Good Reason. At any time during the Employment Period, the Executive's employment may be terminated by the Executive for, and within 60 days following the occurrence of an event that constitutes, Good Reason (as defined below in this Section 4.5). For purposes of this Agreement, "Good Reason" shall mean any of the following:

                           (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities; provided, however, that if the Board determines in good faith that some such material inconsistency or diminution in position, authority, duties or responsibilities of the Executive is in the best interest of the Company, the Executive agrees to negotiate in good faith with the Company the terms of any related modification of the Executive's duties or other action by the Company;

                           (ii) any failure by the Company to comply with any of the provisions of this Agreement (including, without limitation, Section 3), other than (I) an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive or (II) a failure in connection with action by the Company that reduces the then-current compensation or employee benefits of the Company's senior management generally in connection with a financial restructuring or other Company-wide plan to materially reduce the costs of operations of the Company and its subsidiaries or materially improve the financial condition of the Company and its subsidiaries; provided that the Executive's Base Salary and Annual Bonus may not be reduced by more than 10% in the aggregate during the Employment Period; or

                           (iii) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement.

         5.       Obligations of the Company Upon Termination.
                  -------------------------------------------

                  5.1 Termination Without Cause or With Good Reason. If (i) the Company shall terminate the Executive's employment other than pursuant to
Section 4.1 (upon death or Disability) or Section 4.2 (for Cause) or (ii) the Executive shall terminate employment for Good Reason:

                                    (i)     the Company shall pay to the
         Executive in a lump sum in cash within 30 days after the date of termination the aggregate of the following amounts:

                                            (A)    the sum of (1) the
                  Executive's annual Base Salary through the date of termination to the extent not theretofore paid, (2) the product of (x) the higher of (I) the highest Annual Bonus (annualized in the case of any partial year) paid to the Executive with respect to any of the three fiscal years preceding the fiscal year in which the date of termination occurs (excluding therefrom the value of stock-based incentives) and (II) the Executive's annual target bonus opportunity in cash in effect for fiscal 2002 immediately before the Filing Date (such higher amount of (I) and (II) being referred to as the "Highest Annual Bonus"), and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365 and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2) and (3) are hereinafter referred to as the "Accrued Obligations"); and

                                            (B)      the amount equal to the
                  product of (1) [three, for the Chief Executive Officer and President][two, for Senior Vice Presidents and (2) the sum of (x) the Executive's annual Base Salary as in effect at the date of termination and (y) the Highest Annual Bonus;

                                    (ii)    [until the Executive's 65th
         birthday, for the Chief Executive Officer and President] [for three years after the Executive's date of termination, for Senior Vice Presidents], or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue medical, prescription, dental and life insurance benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3.3(b) (but excluding disability benefits) if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliates and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. If the participation by the Executive or the Executive's family in any such plan, program, practice or policy is not permissible or practicable, the Company shall arrange to provide the Executive or the Executive's family with substantially similar benefits, or, where the provision of such substantially similar benefits is not permissible or practicable, with a lump sum cash payment of equal value in lieu thereof. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until three years after the date of termination and to have retired on the last day of such period;


                                    (iii)   to the extent not theretofore paid
         or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its subsidiaries (such other amounts and benefits are hereinafter referred to as the "Other Benefits"); and

                                    (iv)    a percentage of each "Tranche"
         (as defined below) of all stock options, stock appreciation rights, awards of restricted stock and restricted stock units, and other equity-based awards (each, an "Award") granted to the Executive and then outstanding under stock option, stock incentive, deferred compensation and other equity-based plans, programs, contracts or arrangements of the Company and its subsidiaries which is unvested and unexercisable shall vest and, if applicable, become exercisable, with such percentage to be determined by multiplying the number of shares of stock subject to such Tranche by a fraction, the numerator of which shall be the number of days that have elapsed since the commencement of the vesting period applicable to such Tranche and the denominator of which shall be the total number of days in the vesting period applicable to such Tranche; provided, however, that, if the numerator of such fraction is 182 or less, the numerator of such fraction shall be deemed to be zero. For purposes of this Section 5.1(iv), "Tranche" shall mean, as applicable, (i) any Award with a single-year, time-based vesting schedule or (ii) any portion of an Award with an annual time-based vesting schedule applicable to such portion.

                  5.2 Termination Upon Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, as provided in Section 4.1, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of the Accrued Obligations and the timely payment or provision of the Other Benefits. The Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days after the date of termination. With respect to the provision of the Other Benefits, the term "Other Benefits" as used in this Section 5.2 shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and its subsidiaries to the estates and beneficiaries of peer executives of the Company and its subsidiaries under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the Pre-Filing Period or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of the Executive's death with respect to other peer executives of the Company and its subsidiaries and their beneficiaries.

                  5.3 Termination Upon Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, as provided in Section 4.1, this Agreement shall terminate without further obligations to the Executive, other than for payment of the Accrued Obligations and the timely payment or provision of the Other Benefits. The Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days after the date of termination. With respect to the provision of Other Benefits, the term "Other Benefits" as used in this Section 5.3 shall include, and the Executive shall be entitled after the occurrence of any condition constituting a Disability to receive, disability and other benefits at least equal to the most favorable of those benefits generally provided by the Company and its subsidiaries to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the Pre-Filing Period or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other peer executives of the Company and its subsidiaries and their families.

                  5.4 Termination for Cause. If the Executive's employment shall be terminated for Cause during the Employment Period, as provided in Section 4.2, this Agreement shall terminate without further obligations to the Executive, other than the obligation to pay to the Executive (i) his Base Salary through the date of termination, (ii) the amount of any compensation previously deferred by the Executive and (iii) the Other Benefits, in each case to the extent theretofore unpaid.

                  5.5 Termination Other Than for Good Reason. If the Executive voluntarily terminates employment during the Employment Period (other than for Good Reason), as provided in Section 4.4, this Agreement shall terminate without further obligations to the Executive, other than the obligation to pay to the Executive (i) his Base Salary through the date of termination, (ii) the amount of any compensation previously deferred by the Executive and (iii) the Other Benefits, in each case to the extent theretofore unpaid. The foregoing amounts shall be paid to the Executive in a lump sum in cash within 30 days after the date of termination.

                           5.6      Other Plans, Agreements or Arrangements.
                                    ---------------------------------------
The severance pay and severance benefits provided for in this Section 5 shall not duplicate, and shall be offset by, any other severance pay or severance benefits to which the Executive may be entitled under any plan, agreement or arrangement of the Company or any of its subsidiaries and, to the extent permitted by applicable law, shall be offset by any severance benefits to which the Executive may be entitled under applicable law.

         6. Non-Exclusivity of Rights. Subject to Section 5.6, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its subsidiaries at or subsequent to the date of termination of employment shall be payable in accordance with such plan, policy, practice or program or contract or agreement, except as expressly modified by this Agreement.

         7. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company shall pay as incurred, to the fullest extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive concerning the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended.

         8. Execution of Release. As a condition to the Company's obligation to pay any form of severance to the Executive upon the termination of the Executive's employment with the Company, the Executive shall, at the time of such termination, execute and deliver to the Company (and shall fail to revoke within such time periods as may be established by law) a full and unconditional release in favor of the Company and its affiliates of all obligations other than those set forth in this Agreement, in form and substance reasonably satisfactory to the Company.

         9.       Other Provisions.
                  ----------------

                  9.1 Severability. If it is determined that any of the provisions of this Agreement are invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

                  9.2 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, as follows:

                                         (i)   If to the Company, to:

                                         ITC/\DeltaCom, Inc.
                                         1791 O.G. Skinner Drive
                                         West Point, Georgia  31833
                                         Attn:  Corporate Counsel
                                         Telecopy no.:  (256) 382-3936

                                         (ii) If to the Executive, to the
                                         address of the Executive first above
                                         written and to such facsimile
                                         transmission number as the Executive
                                         shall designate in writing to the
                                         Company.

Either party may by notice in accordance with this Section 9.2 to the other party designate another address or person for receipt by such person of notices and communications hereunder. Notice and communications shall be effective when actually received by the addressee.

                  9.3 Entire Agreement. This Agreement contains the entire agreement between the parties (including all affiliates of the Company) with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

                  9.4 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of either party in exercising any right, power or privilege hereunder (including, without limitation, the right of the Executive to terminate employment for Good Reason) shall operate as a waiver thereof, nor shall any waiver on the part of either party of such right, power or privilege or any single or partial exercise of any such right, power or privilege preclude any other further exercise thereof or the exercise of any other such right, power or privilege.

                  9.5 Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made to be performed entirely within the State of Delaware, without giving effect to the principles of conflicts of law thereunder.

                  9.6 Jurisdiction. The Company and the Executive each irrevocably (i) consent and submit to the jurisdiction of any Delaware state court or federal court located in the State of Delaware with respect to any suit, action or proceeding relating to this Agreement; (ii) waive, to the fullest extent permitted by law, any objection which such party may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum; (iii) waive the right to object that any such court does not have jurisdiction over such party; (iv) consent to the service of process in any such suit, action or proceeding by the mailing of copies of such process to such party by certified mail, return receipt requested, at such party's address indicated in this Agreement or at such other address of which the other party shall have received notice; and (v) agree not to bring any action relating to this Agreement in any court other than a Delaware state court or federal court located in the State of Delaware. Nothing in this Section 9.6 shall affect the right of either party to serve process in any other manner permitted by law.

                  9.7    Assignment.  This Agreement, and the Executive's
                         ----------
rights and obligations hereunder, may not be assigned by the Executive other than by will or the laws of descent and distribution.

                  9.8 Tax Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  9.9 Binding Effect; Successors. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives. If any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company and its subsidiaries may be deemed not to have assumed this Agreement by operation of law, the Company shall require such successor to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the term "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                  9.10 Counterparts; Delivery by Facsimile. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof, each signed by one of the parties hereto. The transmission of an executed counterpart of this Agreement by facsimile transmission shall constitute due and sufficient delivery thereof for all purposes.

                  9.11     Headings.  The headings in this Agreement are for
                           --------
reference only and shall not affect the interpretation of this Agreement.

         IN WITNESS WHEREOF, the Executive has heretofore set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                            ITC/\DELTACOM, INC.


                                            By
                                              ---------------------------------


                                            EXECUTIVE


                                              ---------------------------------

                          Acknowledgement and Agreement

         ITC/\DeltaCom Communications, Inc., a wholly owned subsidiary of the Company, hereby acknowledges that prior to the date hereof it has made payment to the Executive of compensation and benefits in connection with the Executive's employment by the Company and hereby agrees that, to the extent not made by the Company, it shall make all payments of compensation and benefits to the Executive provided in this Agreement from and after the date hereof.

                                         ITC/\DELTACOM
                                           COMMUNICATIONS, INC.

                                         By
                                           ---------------------------------